As filed with the Securities and Exchange Commission on February 24, 2004

Registration No. 333-48800

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 4 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

371 Bel Marin Keys Boulevard, Suite 210

Novato, California 94949

(415) 506-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis Drapeau

Vice President Finance, Secretary and Chief Financial Officer

BioMarin Pharmaceutical Inc.

371 Bel Marin Keys Boulevard, Suite 210

Novato, California 94949

(415) 506-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Siobhan McBreen Burke

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Street, 25th Floor

Los Angeles, California 90071-2228

(213) 683-6000

Approximate date of commencement of proposed sale to the public:     Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.     ☐

REMOVAL OF SECURITIES FROM REGISTRATION

We previously registered, pursuant to the Registration Statement on Form S-3, as amended (Registration No. 333-48800), (the “Registration Statement”), 4,000,000 shares of our common stock, par value $0.001 per share. On August 16, 2001, by Post Effective Amendment No. 2 to the Registration Statement, we deregistered 1,500,000 shares registered under the Registrations Statement. Through the date hereof, a total of 2,110,010 shares have been sold pursuant to the Registration Statement. In September 2003, we voluntarily terminated our agreement with a third party investor related to the possible issuance of additional shares under the Registration Statement.

By filing this Post-Effective Amendment No. 4 to the Registration Statement, we hereby remove from registration 389,990 shares that were not sold under the Registration Statement prior to the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 4 to Registration Statement on form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 24th day of February 2004.

BIOMARIN PHARMACEUTICAL INC.

By:	/S/ LOUIS DRAPEAU

Louis Drapeau Vice President Finance, Secretary and, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post effective Amendment No. 4 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

*	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 24, 2004

Fredric D. Price

/S/ LOUIS DRAPEAU	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	February 24, 2004

Louis Drapeau

*	Director	February 24, 2004

Franz L. Cristiani

*	Director	February 24, 2004

Elaine Heron, PhD

*	Director	February 24, 2004

Erich Sager

*	Director	February 24, 2004

Vijay B. Samant

*	Director	February 24, 2004

Gwynn R. Williams

* By:	/S/ LOUIS DRAPEAU

Louis Drapeau Attorney-in-fact